Exhibit 99.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the Form 10-Q of Hilb, Rogal and Hamilton Company for the quarter ended September 30, 2002, I, Andrew L. Rogal, Chief Executive Officer of Hilb, Rogal and Hamilton Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (a) such Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in such Form 10-Q for the quarter ended September 30, 2002 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb, Rogal and Hamilton Company and its subsidiaries as of and for the periods presented in such Form 10-Q.



         By:   /s/Andrew L. Rogal                  Date:   November 13, 2002
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                  Andrew L. Rogal
                  Chief Executive Officer